Exhibit 3.1

Filed in the Office of	Business Number C20399-2004
Barbara K. Cegavske	Filing Number 20222725375
Secretary of State State Of Nevada	Filed On 10/31/2022 8:00:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Ring Energy, Inc. Entity or Nevada Business Identification Number (NVID): C20399-2004
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: **Series A Convertible Preferred Stock** Date of Designation: 08/30/2022 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * See Attached Exhibit A.
8. Signature: (Required)	X [signature] Signature of Officer Date: 10/27/2022

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019

EXHIBIT A

RESOLVED, that the proper officers of the Corporation, be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Corporation, to prepare, execute, acknowledge and file with the Nevada Secretary of State a Certificate of Withdrawal of Certificate of Designation (the “Certificate of Withdrawal”) eliminating from the Corporation’s Articles of Incorporation all matters set forth in the Certificate of Designation, which Certificate of Withdrawal shall be effective upon filing and shall have the effect of amending the Corporation’s Articles of Incorporation, in accordance with Section 78.1955 of the Nevada Revised Statutes, returning all such previously designated shares to the status of authorized but unissued shares of preferred stock of the Corporation, and the execution by such individuals of such Certificate of Withdrawal shall conclusively establish their authority from the Corporation and the approval and ratification by the Corporation of such Certificate of Withdrawal; and be it	File Certificate of Withdrawal

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take or cause to be taken any and all such further actions and to prepare, execute, deliver and file, or cause to be prepared, executed, delivered and filed, any and all such further reports, schedules, statements, consents, documents, agreements, certificates and undertakings as such officer shall determine to be necessary or appropriate to carry into effect the intent and purpose of the foregoing resolution.	Omnibus

Effective Date: October 27, 2022.